EXHIBIT 99.4

                                     FORM A

                                ESCROW AGREEMENT

            THIS  AGREEMENT  made in triplicate  this 4th day of December, 1997.

                           ISI VENTURES INC., a corporation pursuant to the laws of the Province of Alberta

                           (herein called the "Issuer")

                                                               OF THE FIRST PART

                                     - and -

                           MONTREAL TRUST COMPANY OF CANADA, being a trust company with an office located in Calgary, Alberta (herein called the "Trustee")

                                                              OF THE SECOND PART

                                     - and -

                           Those security holders of the Corporation as set Out in Schedule "A"

                           (herein called the "Security Holders")

                                                               OF THE THIRD PART

         WHEREAS in order to comply with the requirements of The Alberta Stock Exchange, the Security Holders are desirous of depositing in escrow certain securities in the Issuer owned or to be received by them (the "Escrowed Shares");

         AND WHEREAS the Trustee has agreed to undertake and perform its duties according to the terms and conditions hereof;

         NOW THEREFORE this agreement witnesses that, in consideration of the sum of $1.00 paid by the parties to each other, receipt of this sum being irrevocably acknowledged by each of the parties, the Security Holders covenant and agree with the Issuer and with the Trustee, and the Issuer and the Trustee covenant and agree each with the other and with the Security Holders jointly and severally, as set forth below.

1. Where used in this agreement, or in any amendment or supplement hereto, unless the context otherwise requires, the following words and phrases shall have the following ascribed to them below:

         (a) "Major Transaction" means a Major Transaction other than a Private Placement (as these terms are defined in Circular No. 7 of The Alberta Stock Exchange).

2. Each of the Security Holders hereby places and deposits in escrow with the Trustee the Escrowed Shares as represented by the certificates described in Schedule "A" and the Trustee hereby acknowledges receipt of those certificates. The Security Holders agree to deposit in escrow any further certificates representing securities in the Issuer which he may receive as a stock dividend on the Escrowed Shares, and to deliver to the Trustee immediately on receipt thereof the certificates for any such further securities and any replacement certificates which may at any time be issued for any Escrowed Shares.

3. The Parties hereby agree that, subject to the provisions of paragraph 6 herein, the Escrowed Shares and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the prior written consent of The Alberta Stock Exchange (hereinafter referred to as the "Exchange") given to the Trustee or except as may be required by reason of the death or bankruptcy of any Security Holder, in which cases the Trustee shall hold the said certificates subject to this agreement, for whatever person, or company shall be legally entitled to become the registered owner thereof.

4. The Security Holders direct the Trustee to retain their respective Escrowed Shares and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof, without the written consent of the Exchange. The Trustee accepts the responsibilities placed on it by the agreement and agrees to perform them in accordance with the terms of this agreement and the written consents, orders or directions of the Exchange.

5. Any Security Holders applying to the Exchange for a consent for a transfer within escrow shall, before applying, give reasonable notice in writing of his intention to the Issuer and the Trustee.

6. The Escrowed Shares shall be released from escrow as to one third thereof on each of November 17, 1998, November 17, 1999, and November 17, 2000, each being the anniversary date of the completion of the Major Transaction of the Issuer.

7. A release from escrow of all or part of the Escrowed Shares shall terminate this agreement only in respect to those securities so released. For greater certainty this paragraph does not apply to securities transferred within escrow.

8. If, during the period in which any of the Escrowed Shares are retained in escrow pursuant hereto, any dividend is received by the Trustee in respect of the Escrowed Shares, any such dividend shall be promptly paid or transferred to the respective Securities Holders entitled thereto.

9. All voting rights attached to the Escrowed Shares shall at all times be exercised by the registered owners thereof.

10. The Security Holders and the Issuer hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.

11. The issuer hereby acknowledges the terms and conditions of this agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Trustee's proper charges for its services as trustee of this escrow.

12. If the Trustee should wish to resign, it shall give at least three months' notice to the Issuer which may, with the written consent of the Exchange, by writing appoint another Trustee in its place and such appointment shall be binding on the Security Holders, and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

13. The covenants of the Security Holders with the Issuer in this agreement are made with the Issuer both in its own right and as trustee for the holders from time to time of free securities in the Issuer, and may be enforced not only by the Issuer but also by any holder of free securities.

14. This agreement may be executed in several parts of the same form, including facsimile counterpart and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

15. Wherever the singular or masculine is used, the same shall be construed to include the plural feminine or neuter where the context so requires, and vice-versa.

16. This agreement shall enure to the benefit of and be binding on the parties to this agreement and each of their heirs, executors, administrators, successors and assigns.

                  IN WITNESS WHEREOF the Issuer and the Trustee have caused their respective corporate seals to be hereto affixed and the Security Holders have hereto set their respective hands and seals.

                                            ISI VENTURES INC.

                                            Per:     /s/    Michael Fugman
                                                --------------------------------
                                            Per:

                                                --------------------------------
                                            MONTREAL TRUST COMPANY OF CANADA

                                            Per:     /s/  not legible
                                                 -------------------------------


                                            Per:     /s/  not legible
                                                --------------------------------

SIGNED, SEALED AND DELIVERED by the respective Security Holders.

EISMAN HOLDINGS  LTD.                              AYOTTE MUSIC (VCC) LTD.


Per:    /s/  not legible                   Per:    /s/    Michael Fugman
     -----------------------------              --------------------------------



    /s/    Raymond Ayotte                      /s/    Philip Levinson
----------------------------------         -------------------------------------
Raymond Ayotte                             Philip Levinson

    /s/    Norma Ayotte                            A & F MUSIC LTD
----------------------------------

                                           Per:    /s/  not legible
                                                --------------------------------
to the escrow agreement dated the 4th day of December, 1997, and made among ISI Ventures Inc., Montreal Trust Company of Canada and the security holders as set forth below.


                                 TYPE OF ISSUER                NUMBER OF
NAME OF SECURITY HOLDERS           SECURITY              SECURITIES ESCROWED
------------------------           --------              -------------------
Raymond Ayotte                    Common Shares                  373,849
Norma Ayotte                      Common Shares                  160,222
Eisman Holdings Ltd.              Common Shares                  544,754
Ayotte Music (VCC) Ltd.           Common Shares                 1,708,446
A&F Music Ltd.                    Common Shares                  507,370
Philip Levinson                   Common Shares                  193,602
TOTAL                             Common Shares                 3,488,243

                  CANADA                )         TO ALL TO WHO THESE PRESENTS
       PROVINCE OF BRITISH COLUMBIA     )
                  TO WIT:               )         MAY COME, BE SEEN OR KNOWN


         I, Richard Rainey, a Notary Public by Royal Authority duly appointed, of the city of Vancouver, in the Province of British Columbia, do hereby certify that the paper in writing hereto annexed, the first page of which bears an impression of my Notarial Seal, is a true and correct copy of an original document produced and shown to me out of the custody of Messrs. Heenan Blaikie and purporting to be an Escrow Agreement made as of December 4, 1997 among ISI Ventures Inc., Montreal Trust Company of Canada, Raymond Ayotte, Norma Ayotte, Eisman Holdings Ltd., Ayotte Music (VCC) Ltd., A & F Music Ltd. and Philip Levinson. The said copy having been compared by me with the said original document, an act whereof being requested I have granted the same under my had and notarial seal of office to serve and avail as occasion may require.

         Dated at Vancouver, British Columbia, this 5th day of February, 1998.

                                     /s/    Richard Rainey

                                 A Notary Public in and for the Province of British Columbia